Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2008 FINANCIAL RESULTS

ITASCA, IL, October 28, 2008 — Gallagher today reported its financial results for the quarter and nine-months ended September 30, 2008. A printer-friendly format of this release and our supplemental quarterly data is available at www.ajg.com.

Quarter Ended September 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
	3rd Q 08	3rd Q 07	Chg	3rd Q 08	3rd Q 07	Chg	3rd Q 08	3rd Q 07	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$314.4	$290.0	8%	$74.3	$67.1	11%	$0.38	$0.35	9%
Risk Management	118.6	110.3	8%	14.4	18.5	-22%	0.08	0.10	-20%

Total Brokerage & Risk Management	433.0	400.3	8%	88.7	85.6	4%	0.46	0.45	2%
Financial Services & Corporate	(4.8)	10.4		(14.0)	0.3		(0.02)	0.09

Total Continuing Operations	$428.2	$410.7		$74.7	$85.9		0.44	0.54

Discontinued Operations							(0.04)	—

Total Company							$0.40	$0.54

Nine Months Ended September 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
	9 Mths 08	9 Mths 07	Chg	9 Mths 08	9 Mths 07	Chg	9 Mths 08	9 Mths 07	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$884.6	$817.4	8%	$186.9	$168.1	11%	$0.93	$0.83	12%
Risk Management	350.0	324.9	8%	46.9	54.9	-15%	0.25	0.29	-14%

Total Brokerage & Risk Management	1,234.6	1,142.3	8%	233.8	223.0	5%	1.18	1.12	5%
Financial Services & Corporate	(1.7)	71.0		(15.1)	(20.5)		(0.11)	0.10

Total Continuing Operations	$1,232.9	$1,213.3		$218.7	$202.5		1.07	1.22

Discontinued Operations							(0.29)	(0.04)

Total Company							$0.78	$1.18

Other Information	3rd Q 08	3rd Q 07	9 Mths 08	9 Mths 07
Shares repurchased	3,000	1,887,000	49,000	6,673,000
Number of acquisitions closed	8	2	28	13
Annualized revenue acquired (in millions)	$41.5	$4.6	$99.0	$54.7
Book value per share			$8.16	$8.19
Corporate related borrowings at end of period (in millions)			$518.0	$400.0

(1 of 8)

Financial information contained herein has been reclassified to reflect discontinued operations as discussed below. In addition, this earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $49.4 million and $66.4 million in third quarter 2008 and 2007, respectively, and $145.6 million and $150.2 million in the nine-month periods ended September 30, 2008 and 2007, respectively) is included on page 7 of this earnings release, along with additional information about non-GAAP measures.

“We are satisfied with our third quarter Brokerage Segment results given the soft market conditions seen in the quarter,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Our Brokerage Segment held EBITDA margins steady compared to last year, and acquired another eight solid brokers that expand our network and client service capabilities. Despite an increase in catastrophes and financial turmoil impacting the banking and insurance sectors, we continued to see pricing decreases throughout the third quarter. It is too early in the fourth quarter for us to see any meaningful change in carrier pricing behavior.

“Excluding adverse foreign currency exchange rates, our Risk Management Segment was slightly below our expectations. A weaker Australian dollar produced a $3.0 million adverse change in foreign currency translation in the quarter, or 2.5 margin points. Revenue growth of 8%, all of which was organic, met our expectations given the soft market.”

Brokerage Segment Third Quarter Highlights – Excluding Discontinued Operations

•	Revenue growth was 8%, of which –2% was organic. Items excluded from organic growth computations yet impacting third quarter 2008 to 2007 comparisons include (in millions):

	2008	2007
Investment income	$3.6	$6.5
Book of business sales, net	5.7	0.8
MGA/MGU performance income	6.2	3.1

•

Third quarter compensation expense ratio was flat compared to 2007. Decreased headcount (excluding impact of acquisitions) and lesser severance costs than in 2007 were offset mostly by increased one-time compensation payments of 0.3%.

•

Third quarter operating expense ratio was 0.4% lower than 2007. Lower selling expenses of 1.1% and other cost savings initiatives were partially offset by increased legal fees of 0.2% and lease termination costs of 0.5%.

•	EBITDA margin of 24%. The margin was 0.4% higher than 2007 and resulted from the factors discussed above.

•	Third quarter effective tax rate was 0.8% lower than 2007 as a result of resolving certain income tax matters in third quarter 2008 related to prior years.

Risk Management Segment Third Quarter Highlights

•

Revenue growth was 8%, all of which was organic. Domestic revenues increased 6%, reflecting excellent client retention, fee increases in line with historical levels and modest new business given the soft market, all of which were partially offset by reduced claim count frequency from existing clients. International revenues increased 18%, reflecting strength in new business, growth from existing clients, excellent client retention and a $2.3 million service and quality-based performance bonus.

•	Third quarter compensation expense ratio was 2.1% higher than 2007. The ratio was primarily impacted by increased employee benefit costs of 2.5%.

•

Third quarter operating expense ratio was 0.2% lower than 2007 after excluding adverse foreign currency translation of 2.5%. The ratio was impacted by lower travel expenses of 0.4%, which were mostly offset by higher business insurance costs of 0.3%.

•	EBITDA margin of 14.7%, excluding adverse foreign currency translation of 2.5%, was 2.1% lower than 2007 as a result of the factors discussed above.

•	Third quarter effective tax rate was 1.8% lower than 2007 as a result of resolving certain income tax matters in third quarter 2008 related to prior years.

Financial Services and Corporate Segment Third Quarter Highlights

Gallagher continues to exit from its Financial Services investments and its remaining investments are listed on page 8 of this earnings release. Many of these assets were tax advantaged investments related to tax laws that expired on December 31, 2007. The following summarizes the financial statement impact of these remaining investments, including the resolution of certain tax related matters during third quarter 2008.

(2 of 8)

Financial Services and Corporate Segment Third Quarter Highlights (continued)

•

During third quarter 2008, Gallagher recorded a $0.8 million net revenue reduction primarily as a result of a final adjustment from one of its IRC Section 29 Syn/Coal partnerships. Gallagher does not expect further adjustments related to its IRC Section 29 Syn/Coal partnerships.

•

During third quarter 2008, Gallagher recorded a $1.5 million non-cash pretax loss reflecting the change in the net equity of Asset Alliance Corporation (AAC). This loss arose primarily as a result from an impairment charge related to one of AAC’s underlying investment managers.

•

The pretax increase in compensation, professional fees and other expense of $1.4 million in third quarter 2008 compared to third quarter 2007 consists primarily of $1.0 million in one-time bonus and severance charges.

•

Net pretax investment losses in third quarter 2008 of $2.5 million consist primarily of a $6.0 million one-time loss from equity method accounting related to Gallagher exercising its remaining option to increase its ownership interest in a clean-coal technology start-up venture, and a $3.9 million one-time final gain related to a recovery on an IRC Section 29 Syn/Coal facility letter of credit. Net pretax investment gains in third quarter 2007 of $2.3 million consist primarily of a $3.9 million one-time gain on an energy hedge related to IRC Section 29 Syn/Coal production and a $1.8 million one-time impairment loss related to a real estate investment.

•

During third quarter 2008, Gallagher recorded a $5.6 million non-cash pretax provision related to certain prior year state tax matters. In addition, Gallagher resolved certain other Federal and state income tax audits related to prior years and recorded an $11.3 million non-cash income tax benefit. The following provides a reconciliation of third quarter income taxes as reported in the Financial Services and Corporate Segment (in millions):

	2008	2007
Expected benefit at 40% Federal and state statutory rate	$8.5	$2.2
Resolution of certain Federal and state income tax audits and the expiration of statute of limitations related to prior years	11.3	4.0
IRC Section 29 tax credits	—	8.4

Reported benefit for income taxes	$19.8	$14.6

Discontinued Operations

As previously disclosed, in first quarter 2008 Gallagher signed definitive agreements to sell substantially all of its reinsurance brokerage business. Under the agreements, Gallagher received initial proceeds of $31.8 million in cash and a $1.3 million note receivable to be paid by December 31, 2008 and additional contingent proceeds of up to $14.6 million that are based on revenues generated in the twelve months subsequent to March 2008. In third quarter 2008, Gallagher abandoned its efforts to sell its small Irish wholesale brokerage operation and ceased those operations.

In the nine-month period ended September 30, 2008, Gallagher recorded the following related to its discontinued operations (in millions):

Gain on Disposal of Operations
Cash proceeds from sale	$31.8
Estimated additional sale proceeds to be received	6.3
Book value of net assets sold, principally goodwill and other intangible assets	(20.0)
Severance and other compensation costs	(5.9)

Gain on disposal of operations	12.2

Loss from Discontinued Operations Before Income Taxes
Write-off of goodwill related to Irish wholesale brokerage operation	(13.0)
Severance and other compensation costs	(14.3)
Accrual of service obligations costs for accounts not sold	(4.9)
Write-off of fixed assets and lease costs	(4.5)
Other	0.4

Loss from discontinued operations before income taxes	(36.3)

Provision for income taxes	3.0

Loss from discontinued operations	$(27.1)

(3 of 8)

Discontinued Operations (continued)

In third quarter 2008, Gallagher recorded $1.0 million in lease termination and other real estate costs related to its reinsurance brokerage operations. Gallagher expects to record approximately $8.0 million in additional lease termination costs in fourth quarter 2008 when it winds down the leased facilities of the reinsurance brokerage operations.

Corporate Related Borrowings

At September 30, 2008, Gallagher had borrowings of $118.0 million outstanding under its line of credit facility, used primarily to fund 2008 acquisitions. The weighted average interest rate on these borrowings, which is based on a spread over short-term LIBOR, was 3.54%. The interest rate at October 27, 2008 for a sixty day borrowing on this line was 3.87%.

Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services and Corporate Segment reflects the entire benefit to Gallagher of the IRC Section 29-related tax credits because that is the segment which produced the credits. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an annual effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments.

Gallagher’s consolidated effective tax rate for third quarter 2008 was 15.6%, which is lower than the third quarter 2007 consolidated effective tax rate of 21.1%. The decrease is primarily related to the resolution of certain Federal and state tax audits and the expiration of statute of limitations related to prior years discussed above. The following provides a reconciliation of third quarter consolidated income taxes (in millions):

	2008	2007
Expected income tax expense at 40% Federal and state statutory rate	$19.8	$26.4
Resolution of certain Federal and state income tax audits and the expiration of statute of limitations related to prior years	(12.1)	(4.0)
IRC Section 29 tax credits	—	(8.4)

Reported income tax expense	$7.7	$14.0

Gallagher anticipates reporting an annual consolidated effective tax rate of approximately 39% to 41% for 2009 and later years.

The company will host a webcast conference call on Wednesday, October 29, 2008 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 14 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release is historical in nature and only speaks to the day it is dated. Gallagher has no duty to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for a more detailed discussion of these factors.

(4 of 8)

Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Sep 30, 2008	3 Months Ended Sep 30, 2007	9 Months Ended Sep 30, 2008	9 Months Ended Sep 30, 2007
BROKERAGE SEGMENT
Commissions	$244.9	$228.9	$697.2	$645.7
Fees	60.2	53.8	164.0	151.3
Investment income and other	9.3	7.3	23.4	20.4

Revenues	314.4	290.0	884.6	817.4

Compensation	179.6	165.7	522.5	483.7
Operating	60.5	57.2	175.2	165.6
Depreciation	4.7	3.7	13.3	11.2
Amortization	10.1	7.0	29.0	20.9

Expenses	254.9	233.6	740.0	681.4

Earnings from continuing operations before income taxes	59.5	56.4	144.6	136.0
Provision for income taxes	23.4	22.6	57.4	54.1

Earnings from continuing operations	$36.1	$33.8	$87.2	$81.9

Diluted earnings from continuing operations per share	$0.38	$0.35	$0.93	$0.83
Growth - revenues	8%	7%	8%	11%
Organic growth in commissions and fees (1)	-2%	0%	-1%	3%
Compensation expense ratio (2)	57%	57%	59%	59%
Operating expense ratio (3)	19%	20%	20%	20%
Pretax profit margin (4)	19%	19%	16%	17%
EBITDA margin (5)	24%	23%	21%	21%
Effective tax rate	39%	40%	40%	40%
Workforce at end of period (includes acquisitions)			5,461	4,994

RISK MANAGEMENT SEGMENT
Fees	$117.6	$109.2	$346.8	$322.1
Investment income	1.0	1.1	3.2	2.8

Revenues	118.6	110.3	350.0	324.9

Compensation	70.4	63.0	210.9	187.5
Operating	33.8	28.8	92.2	82.5
Depreciation	3.2	2.9	9.4	8.5
Amortization	0.1	0.1	0.4	0.4

Expenses	107.5	94.8	312.9	278.9

Earnings from continuing operations before income taxes	11.1	15.5	37.1	46.0
Provision for income taxes	4.1	6.0	14.2	18.3

Earnings from continuing operations	$7.0	$9.5	$22.9	$27.7

Diluted earnings from continuing operations per share	$0.08	$0.10	$0.25	$0.29
Growth - revenues	8%	4%	8%	8%
Organic growth in fees (1)	8%	4%	8%	8%
Compensation expense ratio (2)	59%	57%	60%	58%
Operating expense ratio (3)	29%	26%	26%	25%
Pretax profit margin (4)	9%	14%	11%	14%
EBITDA margin (5)	12%	17%	13%	17%
Effective tax rate	37%	39%	38%	40%
Workforce at end of period (includes acquisitions)			3,903	3,764

FINANCIAL SERVICES AND CORPORATE SEGMENT
Investment income (loss):
Asset Alliance Corporation	$(1.5)	$(0.6)	$(1.7)	$(4.1)
IRC Section 29 Syn/Coal facilities	(0.8)	6.9	3.0	69.3
Real estate and venture capital investments	—	1.8	(0.3)	2.4

	(2.3)	8.1	1.0	67.6
Investment gains (losses)	(2.5)	2.3	(2.7)	3.4

Revenues	(4.8)	10.4	(1.7)	71.0

Investment expenses:
IRC Section 29 Syn/Coal facilities	—	7.9	(1.8)	81.8
Compensation, professional fees and other	3.6	2.2	9.6	9.7

	3.6	10.1	7.8	91.5
Operating - state tax matters	5.6	—	5.6	—
Interest	7.1	5.6	20.9	9.4
Depreciation	0.1	0.2	0.1	1.9

Expenses	16.4	15.9	34.4	102.8

Loss from continuing operations before income taxes	(21.2)	(5.5)	(36.1)	(31.8)
Benefit for income taxes	(19.8)	(14.6)	(25.7)	(41.7)

Earnings (loss) from continuing operations	$(1.4)	$9.1	$(10.4)	$9.9

Diluted earnings (loss) from continuing operations per share	$(0.02)	$0.09	$(0.11)	$0.10

See notes to third quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

(5 of 8)

Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Sep 30, 2008	3 Months Ended Sep 30, 2007	9 Months Ended Sep 30, 2008	9 Months Ended Sep 30, 2007
TOTAL COMPANY
Commissions	$244.9	$228.9	$697.2	$645.7
Fees	177.8	163.0	510.8	473.4
Investment income - Brokerage and Risk Management	10.3	8.4	26.6	23.2
Investment income (loss) - Financial Services and Corporate	(2.3)	8.1	1.0	67.6
Investment gains (losses)	(2.5)	2.3	(2.7)	3.4

Revenues	428.2	410.7	1,232.9	1,213.3

Compensation	250.0	228.7	733.4	671.2
Operating	99.9	86.0	273.0	248.1
Investment expenses	3.6	10.1	7.8	91.5
Interest	7.1	5.6	20.9	9.4
Depreciation	8.0	6.8	22.8	21.6
Amortization	10.2	7.1	29.4	21.3

Expenses	378.8	344.3	1,087.3	1,063.1

Earnings from continuing operations before income taxes	49.4	66.4	145.6	150.2
Provision for income taxes	7.7	14.0	45.9	30.7

Earnings from continuing operations	41.7	52.4	99.7	119.5

Loss on discontinued operations, net of income taxes	(3.9)	(0.6)	(27.1)	(4.1)

Net earnings	$37.8	$51.8	$72.6	$115.4

Diluted earnings from continuing operations per share	$0.44	$0.54	$1.07	$1.22
Diluted loss on discontinued operations per share	(0.04)	—	(0.29)	(0.04)

Diluted net earnings per share	$0.40	$0.54	$0.78	$1.18

Dividends declared per share	$0.32	$0.31	$0.96	$0.93

Other Information
Basic weighted average shares outstanding (000s)	94,114	94,528	93,153	96,927
Diluted weighted average shares outstanding (000s)	94,556	95,807	93,623	98,195
Common shares repurchased (000s)	3	1,887	49	6,673
Annualized return on beginning stockholders’ equity (6)			14%	18%
Number of acquisitions closed	8	2	28	13
Workforce at end of period (includes acquisitions)			9,573	8,960

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sep 30, 2008	Dec 31, 2007
Cash and cash equivalents	$249.6	$255.9
Restricted cash	588.4	601.4
Investments - current	5.1	7.5
Premiums and fees receivable	784.0	1,303.7
Other current assets	116.7	107.3

Total current assets	1,743.8	2,275.8
Investments - noncurrent	22.6	26.3
Fixed assets - net	87.5	87.9
Deferred income taxes	275.0	292.6
Other noncurrent assets	122.9	118.0
Goodwill - net	527.8	440.6
Amortizable intangible assets - net	417.6	315.6

Total assets	$3,197.2	$3,556.8

Premiums payable to insurance and reinsurance companies	$1,377.5	$1,874.0
Accrued compensation and other accrued liabilities	250.1	281.3
Unearned fees	45.8	44.1
Other current liabilities	26.6	32.8
Corporate related borrowings - current	118.0	—

Total current liabilities	1,818.0	2,232.2
Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	204.2	209.1

Total liabilities	2,422.2	2,841.3

Stockholders’ equity:
Common stock - issued and outstanding	95.0	92.0
Capital in excess of par value	194.6	120.2
Retained earnings	478.4	495.9
Accumulated other comprehensive earnings	7.0	7.4

Total stockholders’ equity	775.0	715.5

Total liabilities and stockholders’ equity	$3,197.2	$3,556.8

Other Information
Book value per share	$8.16	$7.78

See notes to third quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

(6 of 8)

Notes to Third Quarter 2008 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Financial Measures Defined

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents compensation expense divided by total revenues.

(3)	Represents operating expenses divided by total revenues.

(4)	Represents pretax earnings divided by total revenues.

(5)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

(6)	Represents year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(7)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation and amortization expense. The computation of EBITDA is as follows:

	3 Months Ended Sep 30, 2008	3 Months Ended Sep 30, 2007	9 Months Ended Sep 30, 2008	9 Months Ended Sep 30, 2007
BROKERAGE SEGMENT
Earnings from continuing operations	$36.1	$33.8	$87.2	$81.9
Provision for income taxes	23.4	22.6	57.4	54.1
Depreciation	4.7	3.7	13.3	11.2
Amortization	10.1	7.0	29.0	20.9

Brokerage EBITDA	$74.3	$67.1	$186.9	$168.1

RISK MANAGEMENT SEGMENT
Earnings from continuing operations	$7.0	$9.5	$22.9	$27.7
Provision for income taxes	4.1	6.0	14.2	18.3
Depreciation	3.2	2.9	9.4	8.5
Amortization	0.1	0.1	0.4	0.4

Risk Management EBITDA	$14.4	$18.5	$46.9	$54.9

FINANCIAL SERVICES AND CORPORATE SEGMENT
Earnings (loss) from continuing operations	$(1.4)	$9.1	$(10.4)	$9.9
Benefit for income taxes	(19.8)	(14.6)	(25.7)	(41.7)
Interest	7.1	5.6	20.9	9.4
Depreciation	0.1	0.2	0.1	1.9

Financial Services and Corporate EBITDA	$(14.0)	$0.3	$(15.1)	$(20.5)

TOTAL COMPANY
Net earnings	$37.8	$51.8	$72.6	$115.4
Loss on discontinued operations, net of income taxes	3.9	0.6	27.1	4.1

Earnings from continuing operations	41.7	52.4	99.7	119.5
Provision for income taxes	7.7	14.0	45.9	30.7

Earnings from continuing operations before income taxes	49.4	66.4	145.6	150.2
Interest	7.1	5.6	20.9	9.4
Depreciation	8.0	6.8	22.8	21.6
Amortization	10.2	7.1	29.4	21.3

Total Company EBITDA	$74.7	$85.9	$218.7	$202.5

(7 of 8)

Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	September 30, 2008			December 31, 2007
	Current	Noncurrent	Funding Commitments	Current	Noncurrent
Investments in Asset Alliance Corporation (AAC):
Common stock	$—	$7.3	$—	$—	$9.3
Preferred stock	—	0.2	—	5.3	0.3
Distribution receivable	3.1	—	—	—	—

Total AAC investments	3.1	7.5	—	5.3	9.6

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	2.0	—	—	1.6	—
Equity interest in biomass projects and pipeline	—	8.9	—	0.3	8.8
Clean energy related ventures	—	—	0.5	0.1	0.8

Total alternative energy investments	2.0	8.9	0.5	2.0	9.6

Real estate and venture capital investments	—	6.2	1.3	0.2	7.1

Total investments	$5.1	$22.6	$1.8	$7.5	$26.3

(8 of 8)

# # #